UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): January 11, 2008

AKEENA SOLAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52385	90-0181035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16005 Los Gatos Boulevard, Los Gatos, CA		95032
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 402-9400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 11, 2008, the Company executed a Second Modification to Loan and Security Agreement with Comerica Bank (“Second Modification”) which amends the Loan and Security Agreement with Comerica Bank, dated January 29, 2007 (the “Loan Agreement”) to, among other things, (i) increase the line of credit from $7.5 million to $25.0 million (the “Credit Facility”) and (ii) change the maturity date of the Credit Facility from January 1, 2008 to July 1, 2009, at which time all outstanding amounts under the Credit Facility will become due and payable. The Second Modification is dated effective as of December 31, 2007. Pursuant to the terms of the Credit Facility, the first $17.5 million borrowed under the Credit Facility will not be governed by any formula restrictions but is subject to satisfaction by the Company of a cash collateral balance requirement. Additional borrowing above $17.5 million will be subject to the same borrowing formula as set forth in the Loan Agreement, except that 80% of the Company’s Prefiling Rebates (as such term is defined in the Second Modification) are now eligible under the borrowing formula.

A copy of the Second Modification is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Second Modification.

Item 2.03.	Creation of a Direct Financial Obligation or an Off-Balance Sheet Arrangement of a Registrant.

The information described in Item 1.01 above is hereby incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Second Modification to Loan and Security Agreement, effective as of December 31, 2007, between Akeena Solar, Inc. and Comerica Bank
10.2	LIBOR Addendum to Loan and Security Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 16, 2008	AKEENA SOLAR, INC.

	By:	/s/ Gary Effren
Gary Effren
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Second Modification to Loan and Security Agreement, effective as of December 31, 2007, between Akeena Solar, Inc. and Comerica Bank
10.2	LIBOR Addendum to Loan and Security Agreement